Exhibit 99.1

FORTRESS INVESTMENT GROUP LLC

Contact:

Gordon E. Runté

212-798-6082

Fortress Reports Second Quarter 2011 Financial Results –

Board of Directors Approves Revised Dividend Policy; Reinstates Quarterly Distributions

Fortress Principals Enter Into New Five-Year Employment Agreements

New York, NY. August 4, 2011 – Fortress Investment Group LLC (NYSE: FIG) today reported its second quarter 2011 results.

SECOND QUARTER 2011 HIGHLIGHTS

•	Assets under management of $43.8 billion as of June 30, 2011, up 5% from $41.7 billion as of June 30, 2010.

•

Pre-tax distributable earnings (DE) of $46 million in the second quarter of 2011, down from $73 million in the second quarter of 2010; pre-tax DE of $0.09 per dividend paying share in the second quarter of 2011, down 36% from $0.14 per dividend paying share in the second quarter of 2010.

•	Fund management DE of $54 million in the second quarter of 2011, down 26% from $73 million in the second quarter of 2010.

•

GAAP net loss, excluding principals agreement compensation, of $9 million in the second quarter of 2011, compared to a net loss of $14 million in the second quarter of 2010; GAAP net loss attributable to Class A Shareholders in the second quarter of 2011 was $95 million, compared to a net loss of $92 million in the second quarter of 2010.

•	Fortress’s principals, Wesley Edens, Peter Briger, Robert Kauffman, Randal Nardone and Michael Novogratz, entered into new five-year employment agreements, effective as of January 1, 2012.

•

The board of directors has approved a revised dividend policy under which it will reinstate the quarterly dividend to Class A shareholders beginning in the fourth quarter of 2011. The dividend related to the fourth quarter of 2011 will be $0.05 per share.

•	Total cash and cash equivalents plus investments net of debt obligations payable of $2.03 per dividend paying share, and GAAP book value per share of $2.09 as of June 30, 2011.

“Today marks more progress for Fortress and our shareholders,” said Daniel Mudd, Fortress Chief Executive Officer. “Our dividend reinstatement reflects the Board’s confidence in the financial strength and earnings power of our company, and I am pleased that we are able to reward shareholders for their investment. Our new Principals Agreement ensures that Fortress will continue to benefit from the contributions and leadership of those who founded and built this company.

“Our earnings today were just off expectations, but further off what we expect from ourselves. In a non-linear and untethered global environment, our Macro funds had a challenging quarter that took our earnings down a notch. But diversity is a strength at Fortress. Our Credit business continues to generate strong returns, our PE business saw continued valuation gains, our deal pipeline remains robust, and our outlook is optimistic for the second half of the year.”

Please see the exhibits to this press release for a reconciliation of non-GAAP measures referred to in this press release to the related GAAP measures.

CONSOLIDATED RESULTS – SEGMENTS

As of June 30, 2011, assets under management totaled $43.8 billion, up 2% from $43.1 billion as of March 31, 2011 and up 5% from $41.7 billion as of June 30, 2010. During the second quarter of 2011, Fortress (i) invested over $900 million of capital, (ii) raised $635 million of third-party capital, directly adding to assets under management, (iii) returned almost $500 million of capital to investors and (iv) made liquidation payments of approximately $390 million in the Credit Hedge Funds.

Pre-tax DE was $46 million in the second quarter of 2011, down from $73 million in the second quarter of 2010. On a dividend paying share basis, pre-tax DE was $0.09 per share in the second quarter of 2011, down 36% from $0.14 per share in the second quarter of 2010. Pre-tax DE decreased primarily as a result of negative performance in the Liquid Hedge Funds and fewer realizations in the Credit PE Funds than in the second quarter of 2010, offset by the positive performance of the Credit Hedge Funds. As a result of the negative returns, substantially all of the accrued incentive income recorded in the first quarter of 2011 for the Liquid Hedge Funds was reversed from the results for the second quarter of 2011.

In the second quarter of 2011, fund management distributable earnings were $54 million, down 26% from $73 million in the second quarter of 2010. This decrease was driven by a $22 million decrease in total segment revenues, offset by a $3 million decrease in total segment expenses.

Total segment revenues were $151 million in the second quarter of 2011, down 13% from $173 million in the second quarter of 2010. Notably, incentive income from the Credit Hedge Funds and management fees for all the segments increased by $12 million and $7 million, respectively, while incentive income from the Credit PE Funds and Liquid Hedge Funds decreased by $24 million and $18 million, respectively. The Credit Funds continued to exhibit strong performance in the quarter. However, due to the timing of realization events, incentive income declined in the Credit PE Funds. The Liquid Funds’ incentive income decreased primarily as a result of the aforementioned first quarter incentive income reversal.

Total segment expenses were $97 million in the second quarter of 2011, down 3% from $100 million in the second quarter of 2010, largely driven by a decrease of $13 million in profit sharing compensation expenses, partially offset by an increase of $9 million in operating expense from the Credit Funds.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results.

CONSOLIDATED RESULTS – GAAP

Fortress had a GAAP net loss of $246 million in the second quarter of 2011, compared to a loss of $251 million in the second quarter of 2010. This included revenues of $190 million in the second quarter of 2011 and $191 million in the second quarter of 2010. Excluding principals agreement compensation, Fortress had a net loss of $9 million in the second quarter of 2011, compared to a net loss of $14 million in the second quarter of 2010.

In the second quarter of 2011, GAAP net loss attributable to Class A Shareholders was $0.56 per diluted share, compared to $0.57 per diluted share in the second quarter of 2010.

SUMMARY FINANCIAL RESULTS

The table below details Fortress’s Distributable Earnings and GAAP Net Income (Loss) for the second quarter and first half of 2011 and 2010:

	Second Quarter		$	First Half		$
	2011	2010	Change	2011	2010	Change
(in millions, except per share amount)
Distributable Earnings
Fund management DE	$54	$73	$(19)	$149	$165	$(16)

Pre-tax DE	$46	$73	$(27)	$149	$169	$(20)
Per dividend paying share/unit	$0.09	$0.14	$(0.05)	$0.28	$0.33	$(0.05)

Weighted Average Dividend Paying Shares and Units Outstanding	526	516		526	516

GAAP
Net income (loss)	$(246)	$(251)	$5	$(501)	$(513)	$12

Net income (loss) attributable to Class A Shareholders	$(95)	$(92)	$(3)	$(198)	$(177)	$(21)
Per diluted share	$(0.56)	$(0.57)	$0.01	$(1.11)	$(1.16)	$0.05

Net income (loss) excluding principals agreement compensation	$(9)	$(14)	$5	$(29)	$(40)	$11

The discussion of Fortress’s results under “Business Segment Results” below is based on segment reporting as presented in its Quarterly Report on Form 10-Q. The GAAP statement of operations and balance sheet are presented following this discussion.

DIVIDEND POLICY

Fortress’s board of directors has approved a revised dividend policy under which it will reinstate a quarterly dividend to Class A shareholders beginning in the fourth quarter of 2011. The dividend related to the fourth quarter of 2011 will be $0.05 per share.

Under the revised dividend policy, Fortress intends to make quarterly dividends to Class A shareholders based upon its annual distributable earnings. Any dividend declared by the Company will be subject to the need to: maintain prudent working capital reserves to provide for the conduct of its business, make investments in its businesses and funds, and comply with applicable law and its debt instruments and other obligations.

Since annual distributable earnings are not finalized until the end of a given year, Fortress intends to base the first three quarterly dividends for any given year upon management fee revenues net of related expenses, subject to the reserves discussed above. Fortress intends to base the final quarterly dividend for each year upon this amount plus an adjustment based on full-year incentive income. As a result, the final quarterly dividend for any given year, other than the fourth quarter of 2011, is generally expected to exceed the dividend amount for each of the first three quarters of such year.

Actual dividends paid to Class A shareholders will depend upon the board’s assessment of a number of factors, including general economic and business conditions, strategic plans and prospects, business and investment opportunities, the Company’s financial condition, liquidity and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations including fulfilling its current and future capital commitments, legal, tax and regulatory restrictions and other factors that the board of directors may deem relevant.

Dividend declarations will, in the future, be announced concurrently with earnings releases. The payment of any dividends are made in the sole discretion of the board of directors, which may decide to change the Company’s dividend policy at any time.

PRINCIPALS’ EMPLOYMENT AGREEMENT

In August 2011, Fortress’s principals agreed to extend their employment for a new five-year term effective January 1, 2012, on substantially similar terms and conditions as their current employment agreements. Under a new compensation plan adopted by the Company, the principals will receive payments (“Principal Performance Payments”) based on the performance of the existing AUM of Fortress’s flagship hedge funds and on their success in raising and investing new funds in all businesses in 2012 and beyond. The Principal Performance Payments will be comprised of a mix of cash and equity, with the equity component becoming larger as performance, and the size of the payments, increases.

Specifically, the new compensation plan calls for payments of 20% of the incentive income earned from existing flagship hedge fund AUM and between 10% and 20% of the fund management distributable earnings of new AUM in all businesses. Payments of up to 10% of fund management distributable earnings before Principal Performance Payments, in each of the principals’ respective businesses, will be made in cash, and payments in excess of this threshold will be made in restricted share units that will vest over three years.

Fortress believes that the new compensation plan provides it with the following benefits:

•	Ensures the ongoing, uninterrupted management of each of its businesses by the principals who sponsor them and, in many cases, act as their chief investment officers;

•	Further incentivizes the principals to raise new capital for the Fortress Funds; and

•	Further aligns the interests of the principals with the Fortress Funds and public company investors.

The principals’ new employment agreements contain customary post-employment non-competition and non-solicitation covenants. In order to ensure the principals’ compliance with such covenants, 50% of the after-tax cash portion of any Principal Performance Payments will be subject to mandatory investment in Fortress-managed funds, and such invested amounts will serve as collateral against any breach of those covenants.

The principals are currently party to an agreement (the “Principals Agreement”) under which they are obligated to forfeit a percentage of their Fortress equity in the event that they voluntarily resign from Fortress prior to the fifth anniversary of the Company’s IPO (i.e., February 8, 2012). In order to align the termination of the Principals Agreement with the effective date of their new employment agreements, the principals have agreed to amend the expiration date of the Principals Agreement to December 31, 2011. As a result, all of the remaining expense related to this agreement, including $99.1 million that would otherwise have been recognized in 2012, will be recorded as principals agreement compensation in the Statement of Operations in 2011.

SEGMENT REORGANIZATION

In the second quarter of 2011, Fortress reorganized its segments by moving two of its funds, Fortress Partners Fund LP and Fortress Partners Offshore Fund LP, from its Credit Hedge Fund segment to its Liquid Hedge Fund segment. As of June 30, 2011, an additional $1.5 billion of assets under management are included in the Liquid Hedge Funds segment as a result. All historical segment information has been adjusted to reflect this reorganization.

BUSINESS SEGMENT RESULTS

Private Equity – Funds

Assets under management for the Private Equity Funds was $10.0 billion as of June 30, 2011, compared to $10.0 billion as of March 31, 2011 and $11.5 billion as of June 30, 2010.

With respect to investments held at the beginning of the period, the Fortress Private Equity investments appreciated 3.1% during the second quarter of 2011.

The Private Equity Funds generated pre-tax DE of $28 million in the second quarter of 2011, up 12% from $25 million in the second quarter of 2010, as a result of an increase in management fees of $3 million.

Segment revenues were $36 million in the second quarter of 2011, up 9% from $33 million in the second quarter of 2010. The year-over-year increase in segment revenue was driven by the $3 million increase in management fees as previously mentioned.

Private Equity – Castles

Assets under management for the Castles, which are comprised of two managed publicly traded companies (Newcastle Investment Corp. and Eurocastle Investment Limited), was $3.3 billion as of June 30, 2011, compared to $3.2 billion as of March 31, 2011 and $2.9 billion as of June 30, 2010.

The Castles generated pre-tax DE of $7 million in the second quarter of 2011, up 40% from $5 million in the second quarter of 2010, as a result of an increase in management fees of $2 million.

Segment revenues were $14 million in the second quarter of 2011, up 17% from $12 million in the second quarter of 2010. The year-over-year increase in segment revenue was driven by the $2 million increase in management fees as previously mentioned.

Liquid Hedge Funds

Assets under management for the Liquid Hedge Funds was $6.3 billion as of June 30, 2011, compared to $6.3 billion as of March 31, 2011 and $5.7 billion as of June 30, 2010.

The following table shows gross and net returns by fund:1

	Second Quarter 2011	Six Months 2011	Estimated Seven Months Ended July 31, 2011
Gross Returns

Fortress Macro Fund Ltd	-5.4%	-2.6%	-3.6%
Drawbridge Global Macro Fund Ltd	-5.6%	-3.0%	-4.1%
Fortress Commodities Fund L.P.	-6.6%	-2.7%	-3.0%
Fortress Asia Macro Fund Ltd [2]	-0.9%	3.5%	4.3%
Fortress Partners Fund LP	0.2%	3.8%	N/A
Fortress Partners Offshore Fund L.P.	0.1%	3.6%	N/A

Net Returns

Fortress Macro Fund Ltd	-5.4%	-3.6%	-4.7%
Drawbridge Global Macro Fund Ltd	-6.0%	-4.4%	-5.7%
Fortress Commodities Fund L.P.	-6.4%	-3.7%	-4.1%
Fortress Asia Macro Fund Ltd [2]	-1.0%	2.4%	3.0%
Fortress Partners Fund LP	-0.1%	3.2%	N/A
Fortress Partners Offshore Fund L.P.	-0.1%	3.1%	N/A

The Liquid Hedge Funds generated a pre-tax DE loss of $6 million in the second quarter of 2011, down from pre-tax DE of $3 million in the second quarter of 2010, as a result of a decrease in segment revenues of $13 million, partially offset by a decrease in segment expenses of $4 million.

Segment revenues were $10 million in the second quarter of 2011, down 57% from $23 million in the second quarter of 2010. The year-over-year decrease in segment revenues was a result of an $18 million decrease in incentive income, partially offset by a $5 million increase in management fees.

Credit – Hedge Funds

Assets under management for the Credit Hedge Funds was $6.4 billion as of June 30, 2011, compared to $6.5 billion as of March 31, 2011 and $7.2 billion as of June 30, 2010. Excluding the Value Recovery Funds, which are third-party originated funds for which Fortress was engaged to manage the orderly liquidation of existing portfolios, assets under management was essentially flat in the Credit Hedge Funds at $5.3 billion as of June 30, 2011 compared to June 30, 2010.

[1]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations, while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[2]

The Fortress Asia Macro Funds were launched on March 1, 2011. Accordingly, the above six-month returns actually represent the four-month period beginning on March 1, 2011 through June 30, 2011, and the estimated seven-month returns represent the five-month period beginning on March 1, 2011 through July 31, 2011. The investor class represented in the above returns is closed to new investors. Certain fees payable by investors in such class differ from the fees payable by the investors in the class that remains open, and the returns for different classes will vary.

The following table shows gross and net returns by fund:3

	Second Quarter 2011	Six Months 2011
Gross Returns

Drawbridge Special Opportunities LP	3.2%	10.2%
Drawbridge Special Opportunities Ltd.	4.1%	12.4%

Net Returns

Drawbridge Special Opportunities LP	2.2%	7.2%
Drawbridge Special Opportunities Ltd.	2.9%	8.8%

The Credit Hedge Funds generated pre-tax DE of $11 million in the second quarter of 2011, down 31% from $16 million in the second quarter of 2010, as a result of an increase in segment expenses of $8 million, partially offset by an increase in segment revenues of $3 million.

Segment revenues were $46 million in the second quarter of 2011, up 7% from $43 million in the second quarter of 2010. The year-over-year increase in segment revenues resulted from a $12 million increase in incentive income, partially offset by a $9 million decrease in management fees due to a management fee adjustment in the second quarter of 2010. As a result of the positive performance across each of the Credit Hedge Funds, all of the capital that is eligible to earn incentive income within these funds continued to exceed their respective high water marks and therefore incentive income was recognized.

Credit – Private Equity Funds

Assets under management for the Credit Private Equity Funds was $4.9 billion as of June 30, 2011, compared to $4.5 billion as of March 31, 2011 and $2.9 billion as of June 30, 2010. As of June 30, 2011, the Credit Private Equity Funds had approximately $3.1 billion of uncalled or recallable committed capital that will become assets under management when invested.

The Credit Private Equity Funds generated pre-tax DE of $19 million in the second quarter of 2011, down 34% from $29 million in the second quarter of 2010, as a result of a decrease in segment revenues of $18 million, partially offset by a decrease in segment expenses of $8 million.

Segment revenues were $40 million in the second quarter of 2011, down 31% from $58 million in the second quarter of 2010. The year-over-year decrease in segment revenues was largely driven by a $24 million decrease in incentive income, partially offset by a $6 million increase in management fees. During the second quarter of 2011, the Credit Funds continued to exhibit strong performance and generated a total of $23 million of incentive income. However, due to the timing of realization events, incentive income declined in the Credit PE Funds.

Principal Investments

As of June 30, 2011, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.1 billion, up from $0.9 billion as of June 30, 2010.4 As of June 30, 2011, Fortress’s share of the net asset value of its direct and indirect investments exceeded its segment cost basis by $321 million, representing unrealized gains.

[3]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, and December 31, 2010 redemptions.

[4]	Assets at June 30, 2010 have been adjusted to reflect a change in the Company’s method of reporting segment basis assets in order to be comparable to the assets reported at June 30, 2011.

Principal Investments, which is comprised of investments in Fortress’s underlying funds, generated a pre-tax DE loss of $8 million in the second quarter of 2011, compared to $0 in the second quarter of 2010, as a result of a decrease in investment income of $7 million and an increase in interest expense of $1 million.

As of June 30, 2011, Fortress had a total of $99 million of outstanding commitments to its funds as detailed in the table below.

(dollars in thousands)	Outstanding Commitments June 30, 2011
Private equity funds	$29,625
Credit PE funds	69,442

$99,067

LIQUIDITY & CAPITAL

As of June 30, 2011, Fortress had cash on hand of $228 million and debt obligations of $273 million. As of June 30, 2011, Fortress had $55 million available for further borrowing under its revolving credit facility.

NON-GAAP INFORMATION

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in this press release and the accompanying financial information:

•	Pre-tax DE and pre-tax DE per dividend paying share

•	Fund management DE

•	Segment revenues

•	Segment expenses

•	GAAP net income excluding principals agreement compensation

•	Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

•	Total cash and cash equivalents plus investments net of debt obligations payable per dividend paying share

The Company urges you to read the reconciliation of such data to the related GAAP measures appearing in the exhibits to this release.

CONFERENCE CALL

Management will host a conference call today, Thursday, August 4, 2011 at 8:30 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, August 12, 2011 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “84168303.”

ABOUT FORTRESS

Fortress is a leading, diversified global investment manager with approximately $43.8 billion in assets under management as of June 30, 2011. Fortress offers alternative and traditional investment products and was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments and amount of redemptions. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Management fees: affiliates	$116,048	$112,894	$234,916	$219,430
Management fees: non-affiliates	14,375	6,284	28,776	8,885
Incentive income: affiliates	14,531	28,849	29,607	46,405
Incentive income: non-affiliates	7	233	985	5,387
Expense reimbursements from affiliates	43,645	40,794	87,987	63,861
Other revenues	1,210	2,276	4,362	7,550

	189,816	191,330	386,633	351,518

Expenses
Interest expense	4,640	3,698	9,300	7,494
Compensation and benefits	161,398	159,529	376,833	338,922
Principals agreement compensation	237,367	237,367	472,126	472,126
General, administrative and other	35,198	24,242	75,380	45,350
Depreciation and amortization	3,267	3,294	6,347	5,976

	441,870	428,130	939,986	869,868

Other Income (Loss)
Gains (losses)	(6,759)	(12,957)	(11,522)	(12,385)
Tax receivable agreement liability adjustment	—	—	(116)	1,317
Earnings (losses) from equity method investees	18,497	6,150	90,900	26,031

	11,738	(6,807)	79,262	14,963

Income (Loss) Before Income Taxes	(240,316)	(243,607)	(474,091)	(503,387)
Income tax benefit (expense)	(5,786)	(7,634)	(27,205)	(9,186)

Net Income (Loss)	$(246,102)	$(251,241)	$(501,296)	$(512,573)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(151,566)	$(158,857)	$(303,328)	$(336,038)

Net Income (Loss) Attributable to Class A Shareholders	$(94,536)	$(92,384)	$(197,968)	$(176,535)

Dividends Declared Per Class A Share	$—	$—	$—	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.52)	$(0.57)	$(1.10)	$(1.14)

Net income (loss) per Class A share, diluted	$(0.56)	$(0.57)	$(1.11)	$(1.16)

Weighted average number of Class A shares outstanding, basic	184,952,566	165,246,781	183,018,516	161,385,135

Weighted average number of Class A shares outstanding, diluted	490,810,317	165,246,781	490,634,345	465,388,269

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2011
	(Unaudited)	December 31, 2010
Assets
Cash and cash equivalents	$227,894	$210,632
Due from affiliates	174,686	303,043
Investments	1,114,367	1,012,883
Deferred tax asset	407,192	415,990
Other assets	116,682	134,147

	$2,040,821	$2,076,695

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$138,593	$260,790
Due to affiliates	288,416	342,397
Deferred incentive income	254,145	198,363
Debt obligations payable	272,500	277,500
Other liabilities	64,207	68,230

	1,017,861	1,147,280

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 184,439,525 and 169,536,968 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 305,857,751 and 300,273,852 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	—	—
Paid-in capital	1,703,243	1,465,358
Retained earnings (accumulated deficit)	(1,250,573)	(1,052,605)
Accumulated other comprehensive income (loss)	(1,228)	(1,289)

Total Fortress shareholders’ equity	451,442	411,464
Principals’ and others’ interests in equity of consolidated subsidiaries	571,518	517,951

Total Equity	1,022,960	929,415

	$2,040,821	$2,076,695

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Second Quarter 2011 and 2010

	Three Months Ended June 30, 2011
		Private Equity		Liquid Hedge Funds	Credit Funds		Principal
(in millions)	Total [5]	Funds	Castles		Hedge Funds	PE Funds	Investments

Assets Under Management
AUM - April 1, 2011	$43,107	$10,016	$3,228	$6,303	$6,545	$4,531	$—
Capital raised	635	—	—	519	79	37	—
Equity raised	—	—	—	—	—	—	—
Increase in invested capital	939	215	—	—	50	674	—
Capital acquisitions	—	—	—	—	—	—	—
Redemptions	(182)	—	—	(179)	(3)	—	—
SPV distribution	—	—	—	—	—	—	—
RCA distributions [6]	(386)	—	—	—	(386)	—	—
Return of capital distributions	(496)	(112)	—	—	(55)	(329)	—
Adjustment for reset date	—	—	—	—	—	—	—
Crystallized Incentive Income	(3)	—	—	(3)	—	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	162	—	—	—	—	—	—
Income (loss) and foreign exchange	47	(140)	49	(319)	144	28	—

AUM - Ending Balance	$43,823	$9,979	$3,277	$6,321	$6,374	$4,941	$—

Third-Party Capital Raised	$811	$51	$—	$519	$204	$37	$—

Segment Revenues
Management fees	$126	$36	$14	$29	$30	$17	$—
Incentive income	20	—	—	(19)	16	23	—
Unallocated Revenues	5

Total	151	36	14	10	46	40	—

Segment Expenses
Operating expenses	$(70)	$(8)	$(7)	$(18)	$(28)	$(9)	$—
Profit sharing compensation expenses	(17)	—	—	2	(7)	(12)	—
Unallocated Expenses	(10)

Total	(97)	(8)	(7)	(16)	(35)	(21)	—

Fund Management DE	54	28	7	(6)	11	19	—

Investment Income	(3)						(3)
Interest Expense	(5)						(5)

Pre-tax Distributable Earnings	$46	$28	$7	$(6)	$11	$19	$(8)

	Three Months Ended June 30, 2010
		Private Equity		Liquid Hedge Funds	Credit Funds		Principal
(in millions)	Total [5]	Funds	Castles		Hedge Funds	PE Funds	Investments

Assets Under Management
AUM - April 1, 2010	$30,197	$11,555	$3,055	$5,837	$7,553	$2,197	$—
Capital raised	652	—	—	319	47	286	—
Equity raised	—	—	—	—	—	—	—
Increase in invested capital	490	3	—	3	—	484	—
Capital acquisitions	11,448	—	—	—	—	—	—
Redemptions	(335)	—	—	(333)	(2)	—	—
SPV distribution	(64)	—	—	(64)	—	—	—
RCA distributions [6]	(392)	—	—	—	(392)	—	—
Return of capital distributions	(272)	(157)	—	—	(1)	(114)	—
Crystallized Incentive Income	(1)	—	—	(1)	—	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	(150)	—	—	—	—	—	—
Income (loss) and foreign exchange	87	110	(184)	(55)	—	43	—

AUM - Ending Balance	$41,660	$11,511	$2,871	$5,706	$7,205	$2,896	$—

Third-Party Capital Raised	$1,531	$—	$—	$319	$47	$1,165	$—

Segment Revenues
Management fees	$119	$33	$12	$24	$39	$11	$—
Incentive income	50	—	—	(1)	4	47	—
Unallocated Revenues	4

Total	173	33	12	23	43	58	—

Segment Expenses
Operating expenses	(61)	(8)	(7)	(18)	(23)	(5)	—
Profit sharing compensation expenses	(30)	—	—	(2)	(4)	(24)	—
Unallocated Expenses	(9)

Total	(100)	(8)	(7)	(20)	(27)	(29)	—

Fund Management DE	73	25	5	3	16	29	—

Investment Income	4						4
Interest Expense	(4)						(4)

Pre-tax Distributable Earnings	$73	$25	$5	$3	$16	$29	$—

[5]	Total includes Logan Circle Partners, which is not a segment.
[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the First Half 2011 and 2010

	Six Months Ended June 30, 2011
		Private Equity		Liquid Hedge	Credit Funds		Principal
(in millions)	Total [7]	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments

Assets Under Management
AUM - January 1, 2011	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$—
Capital raised	1,158	—	—	849	228	81	—
Equity raised	98	—	98	—	—	—
Increase in invested capital	1,398	215	—	6	50	1,127	—
Capital acquisitions	—	—	—	—	—	—	—
Redemptions	(796)	—	—	(651)	(145)	—	—
SPV distribution	—	—	—	—	—	—	—
RCA distributions [8]	(810)	—	—	—	(810)	—	—
Return of capital distributions	(1,443)	(313)	—	—	(60)	(1,070)	—
Adjustment for reset date	(1,997)	(1,997)	—	—	—	—
Crystallized Incentive Income	(160)	—	—	(69)	(91)	—	—
Equity buyback	(19)	—	(19)	—	—	—	—
Net Client Flows	707	—	—	—	—	—	—
Income (loss) and foreign exchange	1,074	151	161	(169)	429	(14)	—

AUM - Ending Balance	$43,823	$9,979	$3,277	$6,321	$6,374	$4,941	$—

Third-Party Capital Raised	$1,362	$51	$—	$849	$353	$109	$—

Segment Revenues
Management fees	$247	$71	$26	$56	$61	$33	$—
Incentive income	138	1	—	3	54	80	—
Unallocated Revenues	10

Total	395	72	26	59	115	113	—

Segment Expenses
Operating expenses	$(153)	$(22)	$(14)	$(39)	$(62)	$(16)	—
Profit sharing compensation expenses	(75)	—	—	(11)	(24)	(40)	—
Unallocated Expenses	(18)

Total	(246)	(22)	(14)	(50)	(86)	(56)	—

Fund Management DE	149	50	12	9	29	57	—

Investment Income	9						9
Interest Expense	(9)						(9)

Pre-tax Distributable Earnings	$149	$50	$12	$9	$29	$57	$—

	Six Months Ended June 30, 2010
		Private Equity		Liquid Hedge	Credit Funds		Principal
(in millions)	Total [7]	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments

Assets Under Management
AUM - January 1, 2010	$31,476	$11,344	$3,232	$5,881	$7,672	$3,347	$—
Capital raised	1,390	—	—	958	123	309	—
Equity raised	2	—	2	—	—	—	—
Increase in invested capital	692	5	—	5	—	682	—
Capital acquisitions	11,448	—	—	—	—	—	—
Redemptions	(606)	—	—	(604)	(2)	—	—
SPV distribution	(574)	—	—	(574)	—	—	—
RCA distributions [8]	(743)	—	—	—	(743)	—	—
Return of capital distributions	(1,636)	(162)	—	—	(2)	(1,472)	—
Crystallized Incentive Income	(8)	—	—	(8)	—	—	—
Equity buyback	(62)	—	(62)	—	—	—	—
Net Client Flows	(150)	—	—	—	—	—	—
Income (loss) and foreign exchange	431	324	(301)	48	157	30	—

AUM - Ending Balance	$41,660	$11,511	$2,871	$5,706	$7,205	$2,896	$—

Third-Party Capital Raised	$2,421	$—	$—	$958	$123	$1,340	$—

Segment Revenues
Management fees	$227	$66	$24	$49	$67	$21	$—
Incentive income	149	—	—	5	12	132	—
Unallocated Revenues	4

Total	380	66	24	54	79	153	—

Segment Expenses
Operating expenses	(125)	(17)	(15)	(35)	(47)	(11)	—
Profit sharing compensation expenses	(80)	—	—	(6)	(7)	(67)	—
Unallocated Expenses	(10)

Total	(215)	(17)	(15)	(41)	(54)	(78)	—

Fund Management DE	165	49	9	13	25	75	—

Investment Income	12						12
Interest Expense	(8)						(8)

Pre-tax Distributable Earnings	$169	$49	$9	$13	$25	$75	$4

[7]	Total includes Logan Circle Partners, which is not a segment.
[8]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2010	Three Months Ended		Six Months
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010		March 31, 2011	June 30, 2011	Ended June 30, 2011

Fortress

Assets Under Management
Private Equity & Castles	$14,610	$14,382	$14,694	$14,960	$14,960	$13,244	$13,256	$13,256
Liquid Hedge Funds	5,837	5,706	5,897	6,355	6,355	6,303	6,321	6,321
Credit Hedge Funds	7,553	7,205	6,986	6,773	6,773	6,545	6,374	6,374
Credit Private Equity Funds	2,197	2,896	4,128	4,817	4,817	4,531	4,941	4,941
Traditional Asset Management	—	11,471	12,289	11,708	11,708	12,484	12,931	12,931

AUM - Ending Balance	$30,197	$41,660	$43,994	$44,613	$44,613	$43,107	$43,823	$43,823

Third-Party Capital Raised	$890	$1,531	$1,229	$1,641	$5,291	$551	$811	$1,362

Segment Revenues
Management fees	$108	$119	$111	$120	$458	$121	$126	$247
Incentive income	99	50	75	145	369	118	20	138
Unallocated revenues	—	4	5	4	13	5	5	10

Total	207	173	191	269	840	244	151	395

Segment Expenses
Operating expenses	(64)	(61)	(78)	(79)	(282)	(83)	(70)	(153)
Profit sharing compensation expenses	(50)	(30)	(32)	(56)	(168)	(58)	(17)	(75)
Unallocated expenses	(1)	(9)	(10)	(12)	(32)	(8)	(10)	(18)

Total	(115)	(100)	(120)	(147)	(482)	(149)	(97)	(246)

Fund Management DE	$92	$73	$71	$122	$358	$95	$54	$149

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2010	Three Months Ended		Six Months
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010		March 31, 2011	June 30, 2011	Ended June 30, 2011

Private Equity Funds & Castles

Assets Under Management
Private Equity Funds	$11,555	$11,511	$11,621	$11,923	$11,923	$10,016	$9,979	$9,979
Castles	3,055	2,871	3,073	3,037	3,037	3,228	3,277	3,277

AUM - Ending Balance	$14,610	$14,382	$14,694	$14,960	$14,960	$13,244	$13,256	$13,256

Third-Party Capital Raised	$—	$—	$—	$—	$—	$—	$51	$51

Segment Revenues
Management fees	$45	$45	$49	$48	$187	$47	$50	$97
Incentive income	—	—	5	36	41	1	—	1

Total	45	45	54	84	228	48	50	98

Segment Expenses
Operating expenses	(17)	(15)	$(17)	(16)	(65)	(21)	(15)	(36)
Profit sharing compensation expenses	—	—	(2)	(16)	(18)	—	—	—

Total	(17)	(15)	(19)	(32)	(83)	(21)	(15)	(36)

Fund Management DE	$28	$30	$35	$52	$145	$27	$35	$62

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2010	Three Months Ended		Six Months
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010		March 31, 2011	June 30, 2011	Ended June 30, 2011
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds [9]	$2,482	$2,427	$2,810	$3,170	$3,170	$3,281	$3,251	$3,251
Drawbridge Global Macro Funds [10]	771	657	408	419	419	422	406	406
Fortress Commodities Funds [11]	1,020	1,083	1,075	1,095	1,095	1,111	1,189	1,189
Fortress Partners Funds [12]	1,564	1,539	1,604	1,671	1,671	1,489	1,475	1,475

AUM - Ending Balance	$5,837	$5,706	$5,897	$6,355	$6,355	$6,303	$6,321	$6,321

Third-Party Capital Raised	$639	$319	$429	$321	$1,708	$330	$519	$849

Segment Revenues
Management fees	$25	$24	$24	$26	$99	$27	$29	$56
Incentive income	6	(1)	21	41	67	22	(19)	3

Total	31	23	45	67	166	49	10	59

Segment Expenses
Operating expenses	(17)	(18)	(20)	(24)	(79)	(21)	(18)	(39)
Profit sharing compensation expenses	(4)	(2)	(6)	(11)	(23)	(13)	2	(11)

Total	(21)	(20)	(26)	(35)	(102)	(34)	(16)	(50)

Fund Management DE	$10	$3	$19	$32	$64	$15	$(6)	$9

Returns
Gross Returns [13]
Fortress Macro Fund Ltd	4.3%	-0.3%	4.7%	6.4%	15.7%	2.9%	-5.4%	-2.6%
Drawbridge Global Macro Fund Ltd	4.2%	-1.0%	4.1%	5.7%	13.5%	2.7%	-5.6%	-3.0%
Fortress Commodities Fund L.P.	-3.0%	2.7%	-1.2%	6.0%	4.3%	4.2%	-6.6%	-2.7%
Fortress Asia Macro Fund Ltd	N/A	N/A	N/A	N/A	N/A	4.4%	-0.9%	3.5%

Fortress Partners Fund LP	3.3%	-0.1%	3.6%	6.2%	13.5%	3.6%	0.2%	3.8%
Fortress Partners Offshore Fund L.P.	2.9%	0.7%	3.7%	6.1%	14.1%	3.5%	0.1%	3.6%

Net Returns [13]
Fortress Macro Fund Ltd	3.0%	-0.7%	3.3%	4.7%	10.7%	1.9%	-5.4%	-3.6%
Drawbridge Global Macro Fund Ltd	3.7%	-1.5%	3.2%	4.2%	9.8%	1.7%	-6.0%	-4.4%
Fortress Commodities Fund L.P.	-3.5%	2.2%	-1.7%	5.0%	1.8%	3.0%	-6.4%	-3.7%
Fortress Asia Macro Fund Ltd	N/A	N/A	N/A	N/A	N/A	3.5%	-1.0%	2.4%

Fortress Partners Fund LP	3.0%	-0.3%	3.3%	5.9%	12.3%	3.3%	-0.1%	3.2%
Fortress Partners Offshore Fund L.P.	2.6%	0.5%	3.5%	5.8%	12.8%	3.2%	-0.1%	3.1%

[9]

Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Offshore Fund L.P., Fortress Macro Fund Ltd, Fortress Macro managed accounts, Fortress Asia Macro Fund Ltd and Fortress Asia Macro Fund LP.

[10]

Combined AUM for Drawbridge Global Macro Fund LP, Drawbridge Global Macro Intermediate Fund L.P., Drawbridge Global Alpha Intermediate Fund L.P., DBGM Offshore Ltd, DBGM Onshore LP, DBGM Alpha V Ltd and Drawbridge Global Macro managed accounts.

[11]	Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts.
[12]

Combined AUM for Fortress Partners Offshore Fund L.P. and Fortress Partners Fund LP. The Fortress Partners Funds, which were previously part of the Credit Hedge Funds segment, became part of the Liquid Hedge Funds segment in the second quarter of 2011.

[13]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The Fortress Asia Macro Funds were launched on March 1, 2011. Accordingly, the above returns for the Fortress Asia Macro Funds for the three months ended March 31, 2011 actually represent the one-month period beginning on March 1, 2011 through March 31, 2011, and the returns for the six months ended June 30, 2011 represent the four-month period beginning on March 1, 2011 through June 30, 2011. The investor class represented for the Fortress Asia Macro Funds is closed to new investors. Certain fees payable by investors in such class differ from the fees payable by the investors in the class that remains open, and the returns for different classes will vary.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2010	Three Months Ended		Six Months
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010		March 31, 2011	June 30, 2011	Ended June 30, 2011
Credit Hedge Funds

Assets Under Management
Drawbridge Special Opportunities Funds [14]	$5,227	$5,176	$5,200	$5,474	$5,474	$5,341	$5,272	$5,272
Value Recovery Funds [15]	2,326	2,029	1,786	1,299	1,299	1,204	1,102	1,102

AUM - Ending Balance	$7,553	$7,205	$6,986	$6,773	$6,773	$6,545	$6,374	$6,374

Third-Party Capital Raised	$76	$47	$72	$242	$437	$149	$204	$353

Segment Revenues
Management fees	$28	$39	$27	$30	$124	$31	$30	$61
Incentive income	8	4	40	51	103	38	16	54

Total	36	43	67	81	227	69	46	115

Segment Expenses
Operating expenses	(24)	(23)	(33)	(31)	(111)	(34)	(28)	(62)
Profit sharing compensation expenses	(3)	(4)	(19)	(18)	(44)	(17)	(7)	(24)

Total	(27)	(27)	(52)	(49)	(155)	(51)	(35)	(86)

Fund Management DE	$9	$16	$15	$32	$72	$18	$11	$29

Returns
Gross Returns [16]
Drawbridge Special Opportunities LP	7.5%	4.6%	8.5%	7.7%	31.3%	6.7%	3.2%	10.2%
Drawbridge Special Opportunities Ltd.	7.6%	4.1%	11.2%	9.8%	36.7%	7.9%	4.1%	12.4%

Net Returns [16]
Drawbridge Special Opportunities LP	6.9%	4.0%	6.7%	5.8%	25.5%	4.9%	2.2%	7.2%
Drawbridge Special Opportunities Ltd.	7.0%	3.4%	8.4%	7.5%	29.0%	5.8%	2.9%	8.8%

[14]	Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[15]

Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

[16]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, and December 31, 2010 redemptions.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2010	Three Months Ended		Six Months Ended June 30, 2011
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010		March 31, 2011	June 30, 2011

Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds	$665	$660	$662	$618	$618	$619	$575	$575
Real Assets Funds	167	167	200	193	193	141	123	123
Fortress Credit Opportunities Funds [17]	859	1,236	2,333	2,951	2,951	2,699	3,099	3,099
Asia Funds (including FJOF) [18]	506	833	933	1,055	1,055	1,072	1,144	1,144

AUM - Ending Balance	$2,197	$2,896	$4,128	$4,817	$4,817	$4,531	$4,941	$4,941

Third-Party Capital Raised	$175	$1,165	$728	$1,078	$3,146	$72	$37	$109

Segment Revenues
Management fees	$10	$11	$11	$16	$48	$16	$17	$33
Incentive income	85	47	9	17	158	57	23	80

Total	95	58	20	33	206	73	40	113

Segment Expenses
Operating expenses	(6)	(5)	(8)	(8)	(27)	(7)	(9)	(16)
Profit sharing compensation expenses	(43)	(24)	(5)	(11)	(83)	(28)	(12)	(40)

Total	(49)	(29)	(13)	(19)	(110)	(35)	(21)	(56)

Fund Management DE	$46	$29	$7	$14	$96	$38	$19	$57

[17]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, FTS SIP L.P., FCO MA LSS, FCO MA II, FCO MA Mapleleaf, Net Lease Fund I, Life Settlement Fund and Life Settlement Fund MA.
[18]	Combined AUM for Japan Opportunities Fund and Global Opportunities Fund.

Fortress Investment Group LLC

Exhibit 3

Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss) and

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Three Months Ended				Full Year 2010	Three Months Ended		Six Months
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010		March 31, 2011	June 30, 2011	Ended June 30, 2011

Fund Management DE	$92	$73	$71	$122	$358	$95	$54	$149

Investment Income (Loss)	8	4	10	12	34	12	(3)	9
Interest Expense	(4)	(4)	(3)	(9)	(20)	(4)	(5)	(9)

Pre-tax Distributable Earnings	$96	$73	$78	$125	$372	$103	$46	$149

Private Equity incentive income	(67)	(18)	(8)	55	(38)	(47)	(9)	(56)
Hedge Fund incentive income	(6)	(4)	(59)	66	(3)	(53)	3	(50)
Distributions of earnings from equity method investees	(6)	(3)	(2)	(4)	(15)	(7)	(1)	(8)
Earnings (losses) from equity method investees	13	4	7	63	87	66	17	83
Gains (losses) on options	1	(1)	—	2	2	(1)	(1)	(2)
Gains (losses) on other Investments	—	(12)	2	11	1	(5)	(4)	(9)
Impairment of investments	4	1	—	—	5	—	1	1
Adjust income from the receipt of options	—	—	—	—	—	7	—	7
Mark-to-market of contingent consideration in business combination	—	—	—	1	1	1	2	3
Amortization of intangible assets and impairment of goodwill	—	—	(1)	—	(1)	(1)	—	(1)
Employee equity-based compensation	(64)	(49)	(56)	(49)	(218)	(64)	(59)	(123)
Principal compensation	(235)	(237)	(240)	(240)	(952)	(235)	(237)	(472)
Adjust non-controlling interests related to Fortress Operating Group units	180	161	180	(14)	507	154	153	307
Tax receivable agreement liability reduction	1	—	—	21	22	—	—	—
Taxes	(1)	(8)	5	(51)	(55)	(21)	(6)	(27)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(84)	$(93)	$(94)	$(14)	$(285)	$(103)	$(95)	$(198)

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	(177)	(159)	(177)	16	(497)	(152)	(151)	(303)

GAAP Net Income (Loss)	$(261)	$(252)	$(271)	$2	$(782)	$(255)	$(246)	$(501)

Segment Revenues	$207	$173	$191	$269	$840	$244	$151	$395

Adjust management fees	1	(3)	—	—	(2)	—	—	—
Adjust incentive income	(76)	(21)	(67)	121	(43)	(102)	(6)	(108)
Adjust income from the receipt of options	—	—	—	—	—	7	—	7
Other revenues	28	43	38	46	155	48	45	93

GAAP Revenues	$160	$192	$162	$436	$950	$197	$190	$387

“Distributable earnings” is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement

Compensation to GAAP Net Income (Loss)

(dollars in thousands)

	Second Quarter		Six Months
	2011	2010	2011	2010
GAAP net income (loss)	$(246,102)	$(251,241)	$(501,296)	$(512,573)
Principals agreement compensation	237,367	237,367	472,126	472,126

GAAP net income (loss) excluding principals agreement compensation	$(8,735)	$(13,874)	$(29,170)	$(40,447)

Fortress Investment Group LLC

Exhibit 5

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010		2011	2010

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	184,952,566	165,246,781	Weighted Average Class A Shares Outstanding (Used for Basic EPS)	183,018,516	161,385,135

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(3,523,061)	(3,683,174)	Weighted average fully vested restricted Class A share units with dividend equivalent rights	(6,437,040)	(7,466,731)
Weighted average fully vested restricted Class A shares	(447,567)	(131,110)	Weighted average fully vested restricted Class A shares	(420,213)	(122,823)

Weighted Average Class A Shares Outstanding	180,981,938	161,432,497	Weighted Average Class A Shares Outstanding	176,161,263	153,795,581

Weighted average restricted Class A shares[19]	494,616	270,395	Weighted average restricted Class A shares[19]	473,642	250,951
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	3,523,061	3,683,174	Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	6,437,040	7,466,731
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	14,120,654	19,518,811	Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	14,249,462	19,719,641
Weighted average Fortress Operating Group units	305,857,751	300,273,852	Weighted average Fortress Operating Group units	303,790,783	304,003,134
Weighted average Fortress Operating Group RPUs[20]	20,666,667	31,000,000	Weighted average Fortress Operating Group RPUs[20]	24,491,713	31,000,000

Weighted Average Class A Shares Outstanding (Used for DEPS)	525,644,687	516,178,729	Weighted Average Class A Shares Outstanding (Used for DEPS)	525,603,903	516,236,038

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	25,687,405	27,490,829	Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	25,594,834	27,583,603

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	551,332,092	543,669,558	Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	551,198,737	543,819,641

Reconciliation of Class A Shares Outstanding to Shares Outstanding (Used for Total Cash and Investments Net of Debt Obligations Payable Per Share)

As of June 30, 2011

Class A Shares Outstanding	183,869,232

Restricted Class A Shares[19]	570,293
Fortress Operating Group units	305,857,751

Shares Outstanding (Used for GAAP Book Value per Share)	490,297,276

Fully vested restricted Class A share units which are entitled to dividend equivalent payments	745,362
Nonvested restricted Class A share units which are entitled to dividend equivalent payments	14,120,654
Fortress Operating Group RPUs[20]	20,666,667

Shares Outstanding (Used for Total Cash and Investments Net of Debt Obligations Payable per Share)	525,829,959

[19]	Includes both fully vested and nonvested restricted Class A shares.
[20]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 6

Reconciliation of Total Cash and Investments Net of Debt Obligations Payable to Total GAAP Equity

(dollars in thousands)

June 30, 2011

Cash and cash equivalents	$227,894
Investments	1,114,367
Debt obligations payable	(272,500)

Total Cash and Investments Net of Debt Obligations Payable	$1,069,761

Assets
Due from affiliates	174,686
Deferred tax asset	407,192
Other assets	116,682

Liabilities
Accrued compensation and benefits	(138,593)
Due to affiliates	(288,416)
Deferred incentive income	(254,145)
Other liabilities	(64,207)

Total GAAP Equity	$1,022,960

Fortress believes that Total Cash and Investments Net of Debt Obligations Payable is a useful supplemental measure because it provides investors with information regarding its net investment assets. Because Total Cash and Investments Net of Debt Obligations Payable excludes assets due from affiliates, deferred tax assets, other assets, accrued compensation and benefits, liabilities due to affiliates, deferred incentive income and other liabilities, its utility as a measure of financial position is limited. Accordingly, Total Cash and Investments Net of Debt Obligations Payable should be considered only as a supplement to total equity (computed in accordance with GAAP) as a measure of the Company’s financial position. The Company’s calculation of Total Cash and Investments Net of Debt Obligations Payable may be different from the calculation used by other companies and, therefore, comparability may be limited.